Bone Biologics Corporation

August 12, 2015

To: AFH Holding & Advisory ("AFH")

Re: Agreement to Issue Shares of Common Stock

Gentlemen,

As background, reference is made herein to the Side Letter Agreement, dated September 7, 2014 (the "**Letter Agreement**"), by and among Bone Biologics Corporation (formerly known as Bone Biologics, Inc., the "**Company**"), Musculoskeletal Transplant Foundation ("**MTF**") and AFH Pursuant to the Letter Agreement, AFH and MTF are each entitled to receive shares of the Company equal to and not to exceed 2.5% of the fully diluted shares of the Company at the time of the completion of the Milestone Targets ("**Milestone Shares**"). The Milestone Targets have not been met. As further background, the Company, AFH and MTF entered into that certain Amended and Restated Letter of Intent dated May 7, 2014 (the "**LOI**"), that resulted in AFH causing the Business Combination to occur with the expectation that the Milestone Shares would be obtained under the Letter Agreement. AFH could have been retained equity equivalent to the Milestone Shares as part of the Business Combination. The Company did not achieve the milestones contained in Section 1.1 of the Letter Agreement, resulting in the Milestones Shares not being issued. As a result, AFH now desires to claw-back 2.5% ownership in the Company from the Business Combination ("**Claw-Back Rights**"). The Company used commercially reasonably best efforts in pursuit of performance under the Letter Agreement even though the milestones were not achieved, but notwithstanding, desires (and believes it is in the best interest of the Company's stockholders) to issue such equity to AFH so long as AFH forfeits any rights or claims to receive the Milestone Shares under the Letter Agreement. Terms used but not defined herein have the meaning set forth in the Letter Agreement and LOI, as applicable. Now therefore, in consideration of the foregoing and other consideration hereby acknowledged and agreed, the parties hereby agree as follows:

1. The Company hereby authorizes and agrees to issue Eight Hundred Sixty Seven Thousand One Hundred Sixty-Three (867,163) shares ("**Claw-Back Shares**") of the Company's Common Stock ("**Common Stock**") to AFH.

2. The Company represents and warrants that the Claw-Back Shares equals no less than 2.5% of the fully diluted shares. The Company represents and warrants that the pre and post summary cap table attached hereto as Exhibit A accurately reflects the ownership interest in the Company.

3. The Company agrees to provide AFH with demand and piggy-back registration rights in connection with the Claw-Back Shares subject to the following terms and conditions: (1) if AFH requests that the Company file a Registration Statement to register the sale of the Claw-Back Shares as part of a demand, the Company will use commercially reasonable efforts to cause such shares to be registered; provided however, that the Company will not be obligated to effect a registration with respect to the Claw-Back Shares in the following circumstances: (i) during the 90 day period commencing with the date of a public offering by the Company or (ii) if the Company delivers notice to AFH within 30 days of any demand registration request of its bona fide intent to file a registration statement for such a public offering within 90 days; and (2) AFH will be entitled to "piggyback" registration rights on registrations of the Company with respect to the Claw-Back Shares, subject to the right, however, of the Company and its underwriters (as

applicable) to reduce the number of shares proposed to be registered on behalf of AFH partially or completely in view of market conditions so long as AFH is treated proportionally to other insiders subject to the rights of the Founders contained in the Founders Agreement. Subject to receipt of the Claw-Back Shares, AFH forfeits any claims or rights to receive any Milestone Shares under the Letter Agreement. Nothing hereunder limits MTF's rights to any Milestone Shares. For clarification, this paragraph solely applies to Claw-Back Shares, and nothing under this paragraph or Agreement limits, restricts or explains any other demand or piggyback registration rights held by AFH in connection with any other shares of Common Stock in the Company held by AFH.

4. The parties agree that this Agreement is confidential, and neither party shall disclose the terms and conditions hereunder except as required by applicable law (e.g., securities laws).

5. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware without giving effect to the conflicts of laws principles thereof. Each party hereby irrevocably and unconditionally consents to submit to the exclusive jurisdiction of the courts of the State of Delaware and of the United States of America located in the State of Delaware for any disputes, controversies, or claims arising out of or relating to this Agreement and the transactions contemplated hereby. The parties hereby irrevocably waive any objection to jurisdiction and venue for any action instituted hereunder and shall not assert any defense based on lack of jurisdiction or venue or based upon forum non conveniens. The parties agree to submit to the in personam jurisdiction of such courts. The prevailing party in any such dispute shall be entitled to recover from the other party its reasonable attorneys' fees, costs and expenses.

6. This Agreement may be signed in two or more counterparts, each of which shall constitute an original, and all of which together shall constitute one and the same agreement. The exchange of copies of this Agreement and of signature pages by facsimile transmission or by email transmission in portable digital format, or similar format, shall constitute effective execution and delivery of such instrument(s) as to the parties and may be used in lieu of the original for all purposes. Signatures of the parties transmitted by facsimile or by email transmission in portable digital format, or similar format, shall be deemed to be their original signatures.

7. This Agreement constitutes the complete and entire agreement between the parties pertaining to the Claw-Back Rights and the Letter Agreement and supersedes all prior and contemporaneous discussions, negotiations, understandings, agreements, representations, and understandings of the parties related to the Claw-Back Rights and the Letter Agreement, whether oral or written, expressed or implied. Notwithstanding the foregoing, the parties confirm that the LOI remains in full force and effect until otherwise agreed upon in writing by the parties. Each of the parties acknowledge that no other party, nor any agent or attorney of any other party, has made any promise, representation, or warranty whatsoever, express or implied, and not contained herein, concerning the subject matter hereof to induce the party to execute or authorize the execution of this Agreement, and acknowledges that the party has not executed or authorized the execution of this instrument in reliance upon any such promise, representation, or warranty not contained herein.

BB Cap Table

Proposed 07/29/15

	Existing		Proposed issuances		
	Shares	Percentage		Shares	Percentage
Converting to Common					
MTF Prior Series A & B	5,829,438	16.81%		5,829,438	13.81%
Musculoskeletal Transplant Foundation, Inc.- Notes	3,971,819	11.45%		3,971,819	9.41%
	-				
Bridge Notes - MTF	117,302	0.34%		117,302	0.28%
Bridge Notes - AFH	56,002	0.16%		56,002	0.13%
Bridge Notes - Orthofix	282,670	0.81%		282,670	0.67%
	-				
	-				
Common Share Holders					
Ikonen, Gregory J.	3,750	0.01%		3,750	0.01%
Katayama Chemical Industries Co., Ltd.	163,068	0.47%		163,068	0.39%
HEWM/VLG Investments LLC	17,500	0.05%		17,500	0.04%
Kuroda, Shun-ichi	250,000	0.72%		250,000	0.59%
Sellers, John H.	3,750	0.01%		3,750	0.01%
Shellwater & Co.	100,500	0.29%		100,500	0.24%
Soo, Chia (founder)	1,000,000	2.88%		1,000,000	2.37%
T.O. Medical Development Inc.	258,838	0.75%		258,838	0.61%
Ting, Kang (founder)	2,000,000	5.77%	384,615	2,384,615	5.65%
Wang, Jeffrey	51,255	0.15%		51,255	0.12%
Wu, Benjamin (founder)	1,000,000	2.88%	384,615	1,384,615	3.28%
Zhang, Xinli	250,000	0.72%		250,000	0.59%
Convertible Rights (2)					
Management & Board Options(Reserved for Issuance)	2,386,390			(1,236,866)	
				-	0.00%
Warrants (Consultants, <5% owners)	998,483	2.88%		998,483	2.36%
Soo, Chia (founder)	119,318	0.34%	384,615	503,933	1.19%
Steve		0.00%	2,081,191	2,081,191	4.93%
Jeff		0.00%	1,040,596	1,040,596	2.46%
Jay's	198,202	0.57%	384,857	583,059	1.38%
Deina	58,306	0.17%	116,612	174,918	0.41%
Warrants (>5% owners-MTF)	118,383	0.34%		118,383	0.28%
MTF Bridge Warrants	50,000	0.14%	867,163	917,163	2.17%
Orthofix Bridge Warrants	125,000	0.36%		125,000	0.30%
AFH Bridge Warrants	25,000	0.07%		25,000	0.06%
Agent Warrants (Forefront)	173,249	0.50%		173,249	0.41%
Advisory Warrants (Forefront)	699,037	2.02%		699,037	1.66%
Extra Warrants (AFH)	500,000	1.44%	1,734,326	2,234,326	5.29%
MTF 9/14 - LOC Warrants	625,000	1.80%		625,000	1.48%
	-				
Strategic PPM Investor Ownership(6)					
Orthofix Subscription	500,000	1.44%		500,000	1.18%
Orthofix Bridge Loan	333,333	0.96%		333,333	0.79%
Orthofix Bridge Loan (Assumed from MTF)	335,571	0.97%		335,571	0.79%
thofix Bridge Warrants (including assumed MTF Warrants)	333,334	0.96%		333,334	0.79%
PIPE Investor Ownership (%)					
HIC Shares (From AFH Acquisition X Inc. Ownership)	450,000	1.30%		450,000	1.07%
HIC warrants - $2 million	1,740,507	5.02%		1,740,507	4.12%
Hankey Capital - conversion $2 million	1,265,823	3.65%		1,265,823	3.00%
HIC warrants - $5 million	3,164,559	9.12%		3,164,559	7.49%
Hankey Capital - conversion $5 million	3,164,557	9.12%		3,164,557	7.49%
Acq X others	1,375,000	3.96%		1,375,000	3.26%
AFH Holding & Advisory Shares (From Acquisition X I	2,977,966	8.59%	158,229	3,136,195	7.43%
Valuation ($)		100.00%			100.00%
Total # of Shares Outstanding	37,072,910		7,536,819	40,986,473	
Share Price					
Share Check	37,072,910	100.00%		40,986,473	100.00%
	2,386,390	<=less reserved for Plan		(1,236,866)	<=less reserved for Plan
	34,686,520			42,223,339	

actual at 12/31/14	24,269,047		
MTF conversion	2,438,463	2,531,646	
HIC Collateral shares 2nd Note	2,531,646	6,329,114	
		8,860,760	collateral shares
	29,239,156		
	(4,430,380)	HIC Excess collateral shares	
	9,621,235	warrants	
	256,509	vested options	
	34,686,520		